UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024

CONN’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas 77381 (Address of principal executive offices)

(936) 230-5899

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CONN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03.	Bankruptcy or Receivership

On July 23, 2024, Conn’s, Inc. (“Conn’s”) and certain of its subsidiaries including Conn Appliances, Inc., Conn Credit Corporation, Inc., CAI Credit Insurance Agency, Inc., CAI Holding LLC, Conn Credit I, LP, New RTO, LLC, W.S. Badcock Credit I LLC, W.S. Badcock Credit LLC, W.S. Badcock LLC and Conn Lending, LLC (Conn’s, together with such subsidiaries, the “Company”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

The Company will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 24, 2024, the Debtors entered into a senior secured superpriority, priming debtor-in-possession ABL credit facility (the “DIP Facility”), documented pursuant to that certain Amendment No. 5 to Fifth Amended and Restated Loan and Security Agreement, which was approved by the Bankruptcy Court on July 24, 2024. Under the DIP Facility, the Debtors have access to (x) a new money term loan in the aggregate principal amount of $5 million, which will be available immediately upon entry of an interim order approving the DIP Facility, and (y) non-cash loans in an aggregate amount equal to $20,000,000 through the relief provided with respect to the revised prepayment under Section 5.2.2 of the credit agreement approving the DIP Facility.

The foregoing description of the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the credit agreement approving the DIP Facility filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Cases constitute an event of default that accelerated the obligations under the following debt instruments (the “Debt Instruments”):

•

$386.8 million in outstanding borrowings under the Fifth Amended and Restated Loan Agreement, dated March 29, 2021, by and among the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and JPMorgan Chase Bank, N.A., in its capacity as agent for lenders, as may be amended or supplemented from time to time;

•

$93.0 million in outstanding borrowings under the Term Loan and Security Agreement, dated as of December 18, 2023, among Conn’s, Inc., as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP, Conn Credit Corporation, Inc., and W.S. Badcock LLC, as borrowers, BRF Finance Co., LLC, as administrative agent and collateral agent, and the financial institutions party thereto, as lenders, as may be amended or supplemented from time to time; and

•

$50.0 million in outstanding borrowings under the Delayed Draw Term Loan and Security Agreement, dated as of July 31, 2023, among Conn’s Inc., as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain financial institutions, as lenders, and Stephens Investments Holdings LLC, as administrative agent, as may be amended or supplemented from time to time.

Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 8.01	Other Events

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in Conn’s Common Stock, $0.01 par value per share (the “Common Stock”) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Common Stock may bear little or no relationship to the actual recovery, if any, by the holders of the Common Stock at the conclusion of the Chapter 11 Cases.

Additional Information on the Chapter 11 Cases

Additional information on the Chapter 11 Cases, including court filings and other information related to the proceedings, will be available on a website administrated by Conn’s claims agent, Epiq, at https://dm.epiq11.com/case/connappliances/info.

Item 9.01	Finance Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

Exhibit 10.l	Amendment No. 5 to Fifth Amended and Restated Loan and Security Agreement, dated July 24, 2024, among the Company, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., certain banks and financial institutions named therein, as lenders, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S INC.

Date: July 25, 2024	By:	/s/ Timothy Santo
	Name:	Timothy Santo
	Title:	Executive Vice President, Chief Financial Officer